EXHIBIT 10.2

AMENDMENT FIVE
TO THE
PERRIGO COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Perrigo Company, a Michigan corporation (the “Company”), maintains the Perrigo Company Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2007 (the “Plan”), and as subsequently amended; and

WHEREAS, the Company deems it desirable to amend the Plan to streamline its administration;

NOW, THEREFORE, pursuant to the amendment authority reserved to the Company and delegated to the Perrigo Company Retirement Plan Committee, subsections 3.3(b) and (c) of the Plan are amended to read as follows effective for deferral elections made on or after September 1, 2015:

“(b)
Subsequent Plan Years. A Participant’s deferral election shall apply to all subsequent Plan Years until revoked or altered in accordance with the terms of the Plan (an “evergreen election”); provided, however, that the Participant’s election shall become irrevocable as of each December 31 for Base Annual Salary, Annual Bonus or Directors Fees payable for services to be rendered in the Plan Year immediately following such December 31.

(c)
Special Election for Section 409A Performance Based Annual Bonuses. Notwithstanding subsection (b) above, if the Committee determines that an Annual Bonus eligible for deferral satisfies the requirements of “performance based compensation” within the meaning of Code Section 409A, any election to defer such Annual Bonus must be made no later than the date which is six months prior to the end of the performance period, and a Participant’s evergreen election to defer such Annual Bonus shall become irrevocable on the date which is six months prior to the end of the performance period (i.e., the election shall become irrevocable on June 30 of the calendar year performance period in which such June 30 occurs). Any deferral of an Annual Bonus shall be made in accordance with the rules and procedures established by the Committee.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 17th day of August, 2015.

PERRIGO COMPANY

By	/s/ Michael Kelly
Its: Chairman, Retirement Committee